UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 4, 2021, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) filed with the U.S. Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”). The Form 10-K contained a qualified audit report of Baker Tilly US, LLP (“Baker Tilly”), the company’s independent registered public accounting firm, on the company’s financial statements as of and for the fiscal year ended December 31, 2020 (the “2020 Financial Statements”). As indicated in its report, Baker Tilly was unable to obtain audited financial statements supporting the company's equity in losses in a privately held foreign affiliate of $2,314,000 included in the company’s reported net income of $1,100,000 and comprehensive income of $2,316,000 for the year ended December 31, 2020; nor were they able to satisfy themselves as to the equity in losses in the foreign affiliate by other auditing procedures. We have determined that in light of Baker Tilly’s qualified audit report the 2020 Financial Statements do not meet the requirements of Regulation S-X Article 2. Consequently, we are not current in our SEC reporting obligations notwithstanding the filing of the Form 10-K.

The company intends to undertake to audit the financials of the foreign affiliate to remedy the underlying deficiency that gave rise to Baker Tilly’s qualified audit report. Except for the qualified audit report, we believe the Form 10-K complies in form and content with the SEC’s requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed on the accompanying Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YASUSHI NAGASAKI
	Name:	Yasushi Nagasaki
	Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Letter dated May 19, 2020 from Baker Tilly US, LLP

3